Exhibit 99.1

Contacts:	Shannon Lapierre	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-4687
	shannon.lapierre@ca.com	olivia.bellingham@ca.com

CA FILES FY 2005 ANNUAL REPORT ON FORM 10-K
WITH SECURITIES AND EXCHANGE COMMISSION

Affirms Guidance for Q1 FY 2006

ISLANDIA, N.Y., June 29, 2005 – Computer Associates International (NYSE: CA) today filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2005. The filing includes the previously disclosed restatement of results for FY 2001 through FY 2004 and an additional adjustment to FY 2005 made necessary by the decision to restate the prior years. The Company also disclosed it has two material weaknesses in its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

“While the financial impact of the adjustments in FY 2005 and restatement of prior years involves relatively minor amounts in any particular year, it is important for CA to make those changes,” said CA President and CEO John Swainson. “We approached our Sarbanes-Oxley efforts in the same spirit, with the intention of making CA a better company. We are committed to the highest standards of financial reporting and fiscal transparency.”

The restatement and adjustment have no impact on cash flows and have no material impact on total assets and stockholders’ equity for the affected periods.

The filing also includes management’s report on internal control over financial reporting which discloses, as of March 31, 2005, two material weaknesses pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The material weaknesses involve a deficiency in internal control over financial reporting relating to the Company’s restatement of its financial results and a deficiency in maintaining an effective control environment in its Europe, Middle East and Africa (EMEA) operation.

“Upon identifying these control deficiencies, we have acted swiftly and decisively to implement the changes necessary to correct the problems,” said CA Chief Financial Officer Bob Davis. “We have made substantial progress and will work diligently over the coming months to complete the task.”

Management’s assessment of CA’s internal control over financial reporting as of March 31, 2005, has been audited by KPMG LLP, the company’s independent registered public accounting firm.

CA has posted a chart setting forth the adjustments to certain previously reported results on its web site at http://investor.ca.com.

Guidance Affirmed

Davis also said the Company is affirming its Q1 FY 2006 guidance of revenue in the range of $910 million to $930 million, non-GAAP operating earnings per share of $0.21 – $0.22 and GAAP earnings from continuing operations of $0.10 – $0.11 per share.

About CA

Computer Associates International, Inc. (NYSE: CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.

Non-GAAP Financial Measures

This press release includes a financial measure for per share earnings that excludes certain charges and therefore has not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” earnings per share, exclude the non-cash amortization of acquired technology and other intangibles, net of taxes, and the tax related to the planned repatriation of approximately $500 million of foreign cash. This non-GAAP financial measure may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these charges, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision- making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP Financial measure, which is attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be charged with criminal offenses if it violates this agreement; the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; CA is subject to intense competition and increased competition is expected in the future; risks associated with the recent loss and ongoing replacement of key personnel; CA’s products must remain compatible with, and CA’s product development is dependent upon access to, changing operating environments; CA has a significant amount of debt; CA’s credit ratings have been downgraded and could be downgraded further; customers are still adapting to CA’s Business Model; the failure to protect CA’s intellectual property rights may weaken its competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of CA’s products; CA may become dependent upon large transactions; the market for some or all of CA’s key product areas may not grow; customer decisions are influenced by general economic conditions; third parties may claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect CA’s business; the volatility of the international marketplace; and the other factors described in CA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

© 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results from Continuing Operations to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending
	June 30, 2005
Projected revenue range	$910	to	$930

Projected GAAP EPS range (1)	$0.10	to	$0.11
Non GAAP adjustments, net of taxes
Acquisition amortization	0.11		0.11

Projected diluted operating EPS range	$0.21	to	$0.22

(1)	Does not reflect the benefit of approximately $35 million, or $0.06 per share, the Company expects to receive in the first quarter of FY06 associated with taxes accrued at March 31, 2005 in connection with the repatriation of approximately $500 million under the Jobs Creation Act of 2004.